UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2019

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 11, 2019, MagneGas Applied Technology Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with one or more investors identified on the signature pages thereto (“Investors”) attached hereto as Exhibit 10.1. Under the terms of the SPA, the Company will issue an aggregate of 31,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase up to 31,000,000 shares of Common Stock (“Warrants”) (collectively, the “Transaction Securities”) as set forth on the Purchaser Signature Page attached to the SPA, for a total gross purchase price of $4,340,000 (exclusive of the exercise of the Warrants) (the “Offering”). We expect to receive aggregate net proceeds of approximately $3,979,600, and the Company intends to use the net proceeds for working capital and other general corporate purposes. The Offering is expected to close on or about January 15, 2019, subject to customary closing conditions. The SPA contains customary representations, warranties and agreements by us and customary conditions to closing. Under the SPA, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 30 days following the closing of the offering and also agreed not to effect a reverse stock split during that period.

Under the SPA, certain investors have agreed to waive their rights to require us to reserve shares of Common Stock to issue to them in connection with our prior offering of Series C Preferred Stock in June 2017 and our prior offering of Common Stock in October 2018. This wavier will be in effect until the earlier of May 6, 2019 and the date we effect a reverse stock split. In addition, we are not required to reserve the amount of shares issuable pursuant to the Warrants until the earlier of May 6, 2019 and the date we effect a reverse stock split. In addition, pursuant to the SPA, the Investors and the Company agreed to amend the common stock purchase warrants dated October 15, 2018 (the “October Warrants”) issued pursuant to the securities purchase agreement between the Investors and the Company dated October 11, 2018 to reduce the exercise price of the October Warrants from $0.3654 to $0.232.

The sale of the Common Stock at a price of $0.14 per share is being made pursuant to a prospectus supplement, which will be filed with the Securities and Exchange Commission (the “SEC”) on or about January 11, 2019, and accompanying base prospectus relating to the Company’s shelf registration statement on Form S-3 (File No. 333-207928), which was declared effective by the SEC on June 15, 2016.

Additionally, the sale of the Warrants is being made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). See “Warrant Agreement” below.

The above description of the SPA does not purport to be complete and is qualified in its entirety by the full text of such SPA, which is incorporated herein and attached hereto as Exhibit 10.1.

A copy of the opinion of our Legal Counsel relating to the legality of the issuance and sale of the Transaction Securities in the Offering is attached as Exhibit 5.1 hereto.

Placement Agency Agreement

In conjunction with the SPA, the Company entered into a Placement Agency Agreement with Maxim Group LLC (“Maxim”). Under the terms of the Placement Agency Agreement, Maxim will act as the exclusive placement agent for the transaction. The Company has agreed to pay Maxim a cash fee payable upon the closing of the Offering (“Closing”) equal to 6.0% of the gross proceeds received by the Company from the offering of the Transaction Securities (the “Placement Fee”), and, subject to certain conditions, to reimburse all travel and other out-of-pocket expenses of Maxim in connection with this Offering, including but not limited to legal fees, up to a maximum of $50,000. If we elect to terminate this Offering for any reason, and, if within six months following December 31, 2018, we complete any financing of equity, equity-linked or debt or other capital raising activity with Investors introduced to us by Maxim in connection with the placement of the Transaction Securities, then we will be required to pay to Maxim upon the closing of the financing the Placement Fee.

The Placement Agency Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. We have agreed to indemnify Maxim against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Maxim may be required to make in respect of those liabilities.

The above description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by the full text of such Placement Agency Agreement, which is incorporated herein and attached hereto as Exhibit 10.2.

Warrant Agreement

Additionally, pursuant to the terms of the SPA, the Company granted the Investors Warrants to purchase up to 31,000,000 shares of Common Stock for each share purchased for cash in this offering. The Warrants are exercisable beginning on the initial exercise date, which is the earlier of the date the Company obtains the approval of its stockholders to the issuance of the shares of Common Stock underlying the Warrants (the “Warrant Shares”) or the six-month anniversary of the date of issuance, at an exercise price of $0.232 per share (“Exercise Price”). The Warrants will be exercisable for 42 months following the closing date.

After July 15, 2019, the Investors may exercise the Warrants by means of a “cashless exercise” in the event there is no effective registration statement registering, or no current prospectus is available for the resale of, the Warrant Shares. Also after July 15, 2019, if the daily volume weighted average price of our common stock fails to exceed the Exercise Price, the aggregate number of warrant shares issuable in a cashless exercise will be equal to the product of (i) the aggregate number of Warrant Shares that would be issuable upon exercise of the Warrants if such exercise were by means of a cash exercise and (ii) 0.75. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Exercise Price and number of the shares of our common stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Total gross proceeds to the Company, assuming full exercise of the Warrants, will be $7,192,000. The offering of the Warrants was exempt from registration under Section 4(a)(2) of the Securities Act.

The above description of the Warrants does not purport to be complete and is qualified in its entirety by the full text of the “form of” Warrant, which is incorporated herein attached hereto as Exhibit 10.3.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Warrants were offered and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On January 11, 2019, the Company announced the Offering. A copy of the press release that discusses this matter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Legal Counsel
10.1	Securities Purchase Agreement dated January 11, 2019, between the Company and the Investors identified therein
10.2	Placement Agency Agreement with Maxim Group LLC
10.3	Form of Warrant Agreement
23.1	Consent of General Counsel (contained in Exhibit 5.1)
99.1	Press Release, dated January 11, 2019, issued by MagneGas Applied Technology Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2019

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer